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CUSIP No. 235906104                                       Page 21 of 55 Pages


                                                                     EXHIBIT 1

                            JOINT FILING AGREEMENT

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:     December 12, 1998

                              /s/ Paul J. Duggan
                              Paul J. Duggan, an individual


                              Jackson Boulevard Capital Management, Ltd.

                                     By: /s/ Paul J. Duggan
                                         Paul J. Duggan, President


                              Jackson Boulevard Equities, L.P.

                              By:  Jackson Boulevard Capital Management, Ltd.,
                                      General Partner

                                     By: /s/ Paul J. Duggan
                                         Paul J. Duggan, President


                              Jackson Boulevard Investments, L.P.

                              By:  Jackson Boulevard Capital Management, Ltd.,
                                      General Partner

                                     By: /s/ Paul J. Duggan
                                         Paul J. Duggan, President


                              /s/ Vincent Cainkar
                              Vincent Cainkar, an individual

                              /s/ J. Dennis Huffman
                              J. Dennis Huffman, an individual